Exhibit 99.1


  Theragenics(R) Reports Revenue and Earnings for Third Quarter 2007

               Company Reports Record Quarterly Revenue


    BUFORD, Ga.--(BUSINESS WIRE)--Nov. 1, 2007--Theragenics Corporation(R) (NYSE: TGX), a medical device company serving the prostate cancer treatment and surgical products markets, today announced consolidated financial results for the third quarter and nine months ended September 30, 2007. Consolidated revenue for the quarter was $16.0 million compared to $14.3 million in the third quarter of 2006, an increase of 12%. For the nine-month period, consolidated revenue was $47.0 million, compared to $39.3 million in the 2006 period, an increase of 20%. Net income for the quarter was $1.8 million, or $0.05 per share on a diluted basis, compared to net income of $1.7 million, or $0.05 per share on a diluted basis in the third quarter of 2006. For the nine-month period, net income was $4.5 million, or $0.13 per share on a diluted basis, compared to net income of $2.9 million, or $0.09 per share on a diluted basis in 2006. Results for the 2006 periods include the results of Galt Medical from August 2, 2006, the date Galt was acquired by Theragenics.

    In the 2006 periods, an income tax benefit that resulted from the release of a portion of the allowance for deferred income tax assets was recognized. This benefit was $1.0 million in the third quarter of 2006 and $1.4 million in the nine-month period of 2006. This benefit significantly reduced the effective income tax rates for those periods and increased earnings per share by $0.03 in the third quarter of 2006 and $0.04 in the nine-month period of 2006. The 2007 periods are reported as being fully taxed at normal rates. Other items affecting comparability between the periods include a one-time license fee of $400,000 recognized and included in revenue and net income in the 2006 periods related to the Company's licensed TheraSphere(R) technology, and $170,000 of net restructuring related expenses included in the 2006 year to date period. The 2007 year to date period includes $309,000 of one-time interest income received in connection with a federal income tax refund.

    "Our diversification strategy continues to deliver strong results as we posted another quarter of record revenue," stated M. Christine Jacobs, Chairman & CEO. "Nearly half of third quarter revenue was generated by our surgical products business, and both our brachytherapy and surgical products businesses contributed to profitability."

    Ms. Jacobs continued, "Our surgical products business has demonstrated its ability to grow. Going forward we want to continue to invest in opportunities for organic growth in this business. We also plan to maintain our leadership position within the brachytherapy industry, and take advantage of longer term opportunities in what is a difficult industry environment. Finally, we expect to continue our diversification and growth via acquisition."

    In conclusion, Ms. Jacobs stated, "Our current strategy has delivered impressive results in a relatively short period of time. Given the performance of our two business segments and our newly diversified portfolio of products, our choices and future prospects are numerous."

    Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Revenue and operating income by segment excluding special items is summarized in Tables III and IV, respectively. Table V includes a reconciliation of GAAP reported revenue to pro forma revenue excluding special items by segment. Table VI includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA) excluding special items.

    Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID code 20958009. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company's website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting "Company Presentations". You also can access a phone replay of the call until Midnight, November 8, 2007, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 20958009.

    Theragenics Corporation (NYSE: TGX) operates two business segments: its brachytherapy seed business and its surgical products business. The brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed(R) device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Its surgical products business (www.cpmedical.com and www.galtmedical.com) manufactures and distributes wound closure and vascular access products. Wound closure products include sutures, needles and other surgical products with applications in, among other areas, urology, veterinary, cardiology, orthopedics, plastic surgery and dental. Vascular access includes introducers and guidewires used in the interventional radiology, interventional cardiology and vascular surgery markets. For additional information, call Theragenics' Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

    This press release contains non-GAAP financial measures used by Management in its analysis of the Company's operating performance. The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

    This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, capitalization on opportunities for growth within the Surgical Products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for brachytherapy, wound closure, and vascular access and, more broadly, medical devices, competition from other companies within the brachytherapy, wound closure, vascular access and medical device markets, competition from other methods of treatment, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, continued acceptance and demand of the Company's products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party (including CMS) reimbursement, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company's Securities and Exchange Commission filings.

    All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.



TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED
 STATEMENTS OF EARNINGS
(Unaudited)
(In thousands except per share data)

                   Three Months Ended      Nine Months Ended
               Sept. 30, 2007 Oct. 1, 2006 Sept. 30, 2007 Oct. 1, 2006
               -------------- ------------ -------------- ------------
Product sales       $ 15,757     $ 13,766       $ 46,348     $ 38,446
License fees             244          554            679          858
               -------------- ------------ -------------- ------------
Total revenue         16,001       14,320         47,027       39,304
Cost of sales          8,207        7,263         24,180       19,798
               -------------- ------------ -------------- ------------
        Gross
         profit        7,794        7,057         22,847       19,506
Operating
 expenses:
  Selling,
   general &
administrative         4,498        4,552         14,252       15,277
  Amortization
   of
purchased
 intangibles             469          471          1,406          846
  Research &
   development           430          206          1,100          624
  Restructuring
   expenses                -            -              -          369
  Gain on sale
   of assets               -            -              -         (201)
               -------------- ------------ -------------- ------------
                       5,397        5,229         16,758       16,915
               -------------- ------------ -------------- ------------
  Operating
   income              2,397        1,828          6,089        2,591
Non-operating
 items
  Interest
   income                530          362          1,653        1,231
  Interest
   expense              (177)        (114)          (528)        (249)
  Other                   (1)         (39)             1          (58)
               -------------- ------------ -------------- ------------
                         352          209          1,126          924
               -------------- ------------ -------------- ------------
       Earnings
        before
        income
        taxes          2,749        2,037          7,215        3,515
  Income tax
   expense               986          380          2,740          650
               -------------- ------------ -------------- ------------
Net earnings        $  1,763     $  1,657       $  4,475     $  2,865
               ============== ============ ============== ============
Earnings per
 share:
  Basic             $   0.05     $   0.05       $   0.14     $   0.09
  Diluted           $   0.05     $   0.05       $   0.13     $   0.09
               ============== ============ ============== ============
Weighted
 average
 shares:
  Basic               33,118       32,752         33,101       32,293
  Diluted             33,237       32,822         33,262       32,368




TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED
 BALANCE SHEETS
(Unaudited)
(In thousands)

Assets                                    Sept. 30, 2007 Dec. 31, 2006
                                          -------------- -------------
   Cash, short-term investments &
    marketable securities
                                                $ 45,087      $ 32,980
   Trade accounts receivable                       8,703         7,556
   Inventories                                     7,632         7,433
   Deferred income tax asset                       5,434         7,798
   Asset held for sale                             3,400         3,400
   Prepaid expenses & other current assets         1,208         3,478
                                          -------------- -------------
         Total current assets                     71,464        62,645
   Property, plant & equipment, net               28,821        30,901
   Goodwill                                       38,658        38,824
   Other intangible assets                        12,350        13,762
   Other long-term assets                             93           112
                                          -------------- -------------
         Total assets                           $151,386      $146,244
                                          ============== =============

Liabilities & Shareholders' Equity
   Current liabilities - accounts payable
    & accrued expenses                          $  4,829      $  4,381
                                          -------------- -------------

   Contract termination liability                  1,494         1,513
   Long-term debt                                  7,500         7,500
   Deferred income tax liability, long-
    term                                           5,366         6,148
   Other long-term liabilities                       894           561
                                          -------------- -------------
         Total long-term liabilities              15,254        15,722

   Shareholders' equity                          131,303       126,141
                                          -------------- -------------
         Total liabilities & shareholders'
          equity                                $151,386      $146,244
                                          ============== =============




TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
REVENUE BY SEGMENT EXCLUDING SPECIAL ITEMS
(Unaudited)
(In thousands)


                                 Three Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Revenue, U.S. GAAP             $8,477   $7,587     $(63)      $16,001
Less: One-time
license fee (1)                     -        -         -            -
                              ------- -------- --------- ------------
Revenue excluding
special item (a)               $8,477   $7,587     $(63)      $16,001
                              ======= ======== ========= ============


                                   Three Months Ended Oct. 1, 2006
                               ---------------------------------------
                               Brachy- Surgical Interseg.
                               therapy products   elim.   Consolidated
                               ------- -------- --------- ------------
Revenue, U.S. GAAP              $9,248   $5,112     $(40)      $14,320
Less: One-time
license fee (1)                  (400)        -         -        (400)
                               ------- -------- --------- ------------
Revenue excluding
special item (a)                $8,848   $5,112     $(40)      $13,920
                               ======= ======== ========= ============




                                 Nine Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Revenue, U.S. GAAP            $25,676  $21,498    $(147)      $47,027
Less: One-time
license fee (1)                     -        -        -             -
                              ------- -------- --------- ------------
Revenue excluding
special item (a)              $25,676  $21,498    $(147)      $47,027
                              ======= ======== ========= ============


                                   Nine Months Ended Oct. 1, 2006
                              ----------------------------------------
                              Brachy-  Surgical Interseg.
                              therapy  products   elim.   Consolidated
                              -------- -------- --------- ------------
Revenue, U.S. GAAP            $26,866   $12,573    $(135)     $39,304
Less: One-time
license fee (1)                  (400)        -        -         (400)
                              -------- -------- --------- ------------
Revenue excluding
special item (a)              $26,466   $12,573    $(135)     $38,904
                              ======== ======== ========= ============


(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur in future periods. The Company has adjusted the total revenue as determined under U.S. GAAP by this amount in order to provide a more meaningful comparison between the periods presented.


(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.




TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
OPERATING INCOME BY SEGMENT EXCLUDING SPECIAL ITEMS
(Unaudited)
(In thousands)


                                 Three Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Operating income, U.S.
GAAP                           $1,244   $1,160      $(7)       $2,397
One-time license
Fee (1)                             -        -         -            -
                              ------- -------- --------- ------------
Operating income
excluding special item(a)      $1,244   $1,160      $(7)       $2,397
                              ======= ======== ========= ============


                                   Three Months Ended Oct. 1, 2006
                               ---------------------------------------
                               Brachy- Surgical Interseg.
                               therapy products   elim.   Consolidated
                               ------- -------- --------- ------------
Operating income, U.S.
GAAP                            $1,708     $140     $(20)       $1,828
One-time license
Fee (1)                          (400)        -         -        (400)
                               ------- -------- --------- ------------
Operating income
excluding special item(a)       $1,308     $140     $(20)       $1,428
                               ======= ======== ========= ============




                                 Nine Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Operating income, U.S.
GAAP                           $3,335   $2,766     $(12)       $6,089
One-time license
fee (1)                             -        -         -            -
Restructuring related
items, net (2)                      -        -         -            -
                              ------- -------- --------- ------------
Operating income
excluding special
items(a)                       $3,335   $2,766     $(12)       $6,089
                              ======= ======== ========= ============


                                   Nine Months Ended Oct. 1, 2006
                               ---------------------------------------
                               Brachy- Surgical Interseg.
                               therapy products   elim.   Consolidated
                               ------- -------- --------- ------------
Operating income, U.S.
GAAP                            $1,647     $977     $(33)       $2,591
One-time license
fee (1)                          (400)        -         -        (400)
Restructuring related
items, net (2)                     170        -         -          170
                               ------- -------- --------- ------------
Operating income
excluding special
items(a)                        $1,417     $977     $(33)       $2,361
                               ======= ======== ========= ============


(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur in future periods.

(2) Net expenses in the period resulting from 2005 restructuring activities. The restructuring was completed in the second quarter of 2006.

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.




TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
PRO FORMA REVENUE BY SEGMENT
(Unaudited)
(In thousands)

The following unaudited pro forma summary combines the Company's revenue with that of Galt as if the August 2006 acquisition had occurred at the beginning of the calendar year of the period presented. An adjustment has also been made for certain non recurring revenue in 2006 in order to provide a more meaningful comparison of revenue between the periods presented. This unaudited pro forma information is not intended to represent or be indicative of the Company's consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of the beginning of the calendar year presented, and should not be taken as indicative of the Company's future consolidated results of operations or financial condition.


                                 Three Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              Therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Revenue, U.S. GAAP             $8,477   $7,587     $(63)      $16,001
One-time license
Fee (1)                             -        -         -            -
Revenue in pre acquisition
 period (2)                         -        -         -            -
                              ------- -------- --------- ------------
Pro forma revenue excluding
 special item(a)               $8,477   $7,587     $(63)      $16,001
                              ======= ======== ========= ============


                                   Three Months Ended Oct. 1, 2006
                               ---------------------------------------
                               Brachy- Surgical Interseg.
                               therapy products   elim.   Consolidated
                               ------- -------- --------- ------------
Revenue, U.S. GAAP              $9,248   $5,112     $(40)      $14,320
One-time license
Fee (1)                          (400)        -         -        (400)
Revenue in pre acquisition
 period (2)                          -      738         -          738
                               ------- -------- --------- ------------
Pro forma revenue excluding
 special item(a)                $8,848   $5,850     $(40)      $14,658
                               ======= ======== ========= ============




                                 Nine Months Ended Sept. 30, 2007
                              ---------------------------------------
                              Brachy- Surgical Interseg.
                              Therapy products   elim.   Consolidated
                              ------- -------- --------- ------------
Revenue, U.S. GAAP            $25,676  $21,498    $(147)      $47,027
One-time license
fee (1)                             -        -         -            -
Revenue in pre acquisition
 period (3)                         -        -         -            -
                              ------- -------- --------- ------------
Pro forma revenue excluding
 special item(a)              $25,676  $21,498    $(147)      $47,027
                              ======= ======== ========= ============


                                   Nine Months Ended Oct. 1, 2006
                               ---------------------------------------
                               Brachy- Surgical Interseg.
                               therapy products   elim.   Consolidated
                               ------- -------- --------- ------------
Revenue, U.S. GAAP             $26,866  $12,573    $(135)      $39,304
One-time license
fee (1)                          (400)        -         -        (400)
Revenue in pre acquisition
 period (3)                          -    5,990         -        5,990
                               ------- -------- --------- ------------
Pro forma revenue excluding
 special item(a)               $26,466  $18,563    $(135)      $44,894
                               ======= ======== ========= ============


(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur in future periods.

(2) Revenue of Galt Medical Corp. for the period July 3, 2006 to
 August 1, 2006 (period prior to acquisition by Theragenics).

(3) Revenue of Galt Medical Corp. for the period January 1, 2006 to August 1, 2006 (period prior to acquisition by Theragenics).

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non-GAAP financial measures.




TABLE VI
THERAGENICS CORPORATION AND SUBSIDIARIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
 (EBITDA), EXCLUDING SPECIAL ITEMS
(In thousands)

                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
                                  Sept. 30,  Oct. 1, Sept. 30, Oct. 1,
                                     2007      2006     2007     2006
                                  ---------- ------- --------- -------
Net earnings, U.S. GAAP              $1,763  $1,657    $4,475  $2,865
Income tax expense                      986     380     2,740     650
Interest income                        (530)   (362)   (1,653) (1,231)
Interest expense                        177     114       528     249
Other non-operating income/expense        1      39        (1)     58
                                  ---------- ------- --------- -------
   Operating income                   2,397   1,828     6,089   2,591
Depreciation and amortization         1,572   1,563     4,711   3,995
Stock-based compensation
 amortization                           210      79       575     302
                                  ---------- ------- --------- -------
EBITDA(a)                             4,179  $3,470    11,375  $6,888
  One-time license fee (1)                -    (400)        -    (400)
  Restructuring related items, net
   (2)                                    -       -               170
                                  ---------- ------- --------- -------
EBITDA excluding special items(a)    $4,179  $3,070   $11,375  $6,658
                                  ========== ======= ========= =======

(1) One-time license fee due upon licensee receiving the CE mark and European registration for TheraSphere(R). This registration was received in the third quarter of 2006 and is not expected to recur.

(2) Net expenses in the period resulting from 2005 restructuring activities. The restructuring was completed in the second quarter of 2006.

(a) Represents a non GAAP financial measure. See page 2 of this press release for information on non- GAAP financial measures.




    CONTACT: Theragenics Corporation
             Frank Tarallo, 800-998-8479 OR 770-271-0233
             CFO & Treasurer
             or
             Lisa Rassel, 800-998-8479 OR 770-271-0233
             Manager of Investor Relations
             WWW.THERAGENICS.COM